EXHIBIT 10.2
EXECUTION

RESTRICTED STOCK AWARD AGREEMENT
(unregistered shares)

COSI, INC.

THIS RESTRICTED STOCK AWARD AGREEMENT (“Agreement”) dated March 17th, 2014 (the “Date of Award”), is entered into between COSI, INC., a Delaware corporation (the “Company”), and ROBERT J. DOURNEY, President and Chief Executive Officer of the Company (the “Grantee”).

1.           Definitions.  As used in this Agreement, unless the context otherwise requires, each of the following terms shall have the meanings set forth below.

(a)  "Act" shall mean the Securities and Exchange Act of 1934, as amended.

(b) “Board of Directors” or “Board” shall mean the board of directors of the Company.
(c) "Change In Control" shall have the meaning set forth in Section 4(c) below.

(d)  “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any references to a particular section of the Code shall be deemed to include any successor provision thereto.

(e) “Committee” shall mean the Compensation Committee or such other committee of the Board of Directors, which shall consist solely of two or more “outside” directors within the meaning of Section 162(m) of the Code and “non-employee directors” within the meaning of Securities and Exchange Commission Rule 16b-3 promulgated under Section 16 of the Act, or any successor provision thereto;

(f) “Disability” shall have the meaning set forth in the Employment Agreement.

(g) “Employment Agreement” shall mean the Employment Agreement, dated the same date as the Date of Award, as may be amended from time to time, by and between Grantee and the Company.

(h) “Fair Market Value” shall mean the closing stock price for a Share as reported on a national securities exchange if the Shares are then being traded on such an exchange.  If no closing price was reported for such date, the closing price on the last preceding day on which such a price was reported shall be used.

(i)  “Performance Share” shall mean an award denominated in Shares of Restricted Stock, all of which as of the Date of Award are unregistered and will be earned over time based upon achievement of performance criteria set forth in this Agreement.

(j)  “Restricted Stock” shall mean the Shares granted to Grantee hereunder, which are subject to the vesting restrictions and other terms and conditions set forth in this Agreement.

(k) “Shares” shall mean the shares of the Company's common stock, $0.01 par value, granted to Grantee on the Date of Award and any additional shares of the Company's common stock, $0.01 par value, that Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company

(l) “Time-Based Share” shall mean a grant denominated in Shares of Restricted Stock, which will vest over time as set forth in this Agreement.

(m) “Unvested Shares” shall mean all Shares of Restricted Stock that are, at any time, not Vested Shares.

(n) “Vested Shares” shall mean all Shares of which the vesting restrictions have lapsed and the Shares have become fully vested.

2.           Stock Compensation.

(a)           Grant of Restricted Stock.  Subject to and upon the terms, conditions and restrictions set forth in this Agreement, the Company hereby grants to Grantee as of the Date of Award (829,164.00) Shares of Restricted Stock, of which 50% (i.e., (414,582.00) Shares) are Performance Shares and 50% (i.e., (414,582.00) Shares) are Time-Based Shares.  Grantee shall accept the number of Shares set forth in the preceding sentence for the per Share Fair Market Value, which Shares shall be represented by a certificate (or may be held in book entry or electronic form by the Company’s transfer agent or stock plan administrator) registered in the name of Grantee and bearing a legend referring to the restrictions hereinafter set forth.  The Fair Market Value of Restricted Stock on the Date of Award is $_____ per Share.

(b)           Purpose of Grant.  The grant hereunder has been approved by the Committee and/or the independent members of the Board, and such grant has been awarded to Grantee as a material inducement for Grantee to accept employment with the Company on the Date of Award.

3.           Transfer of Shares.   No Share shall be transferred, sold, pledged, exchanged, assigned, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law except to the Company, until the restrictions applicable to such Share have fully lapsed and such Share of Restricted Stock has fully vested and become non-forfeitable in accordance with Section 4 below.  Any purported transfer, encumbrance or other disposition of Shares in violation of this Section 3 shall be null and void, and the other party to any such purported transaction shall not obtain any rights to or interest in the Shares.

At such time as the Shares are Vested Shares and either can be transferred pursuant to an exemption from registration or have been registered for issuance and resale pursuant to an effective registration statement of the Company on Form S-8, including a resale prospectus included therein, covering sales by the Grantee and his beneficiaries, the Grantee, may sell, assign, give away or otherwise transfer any or all of the Vested Shares, provided that such transfer is in compliance with all applicable securities laws, including, without limitation, the Act.

4.           Lapse of Restrictions and Vesting of Restricted Stock.  The restrictions shall lapse and the Restricted Stock shall vest and become Vested Shares and non-forfeitable on the terms and conditions set forth in Sections 4(a) and 4(b) below.

(a) Time-Based Stock.  The restrictions on the Time-Based Stock ((414,582.00) Shares) shall lapse and the Shares of Time-Based Stock shall vest as follows:

(i) (25%) on the first anniversary of the Date of Award, provided that Grantee remains in the continuous employ of the Company from and after the Date of Award and through such vesting date;

(ii) (25%) on the second anniversary of the Date of Award, provided that Grantee remains in the continuous employ of the Company from and after the Date of Award and through such vesting date;

(iii) (25%) on the third anniversary of the Date of Award, provided that Grantee remains in the continuous employ of the Company from and after the Date of Award and through such vesting date; and

(iv)           (25%) on the fourth anniversary of the Date of Award, provided that Grantee remains in the continuous employ of the Company from and after the Date of Award and through such vesting date.

(b) Performance Shares.  The restrictions on the Performance Shares ((414,582.00) Shares) shall lapse and, provided that Grantee remains in the continuous employ of the Company from and after the Date of Award and through the respective vesting dates set forth below, shall vest as follows:

(i) 25% on the first day on which the closing price of the Company’s common stock shall have exceeded $2.00 for 30 consecutive trading days (as adjusted for stock splits, recapitalizations, reorganizations or similar events);

(ii) (25%) on the first day on which the closing price of the Company’s common stock shall have exceeded $2.50 for 30 consecutive trading days (as adjusted for stock splits, recapitalizations, reorganizations or similar events);

(iii) (25%) on the first day on which the closing price of the Company’s common stock shall have exceeded $3.00 for 30 consecutive trading days (as adjusted for stock splits, recapitalizations, reorganizations or similar events); and

(iv) (25%) on the first day on which the closing price of the Company's common stock shall have exceeded $4.00 for 30 consecutive trading days (as adjusted for stock splits, recapitalizations, reorganizations or similar events).

 (v)           In addition, in the event the holders of the Company's common stock receive consideration in any Change In Control with a value at the time of receipt or subsequent to such receipt equal (on a per Share basis and on an adjusted basis if applicable) to any of the applicable value thresholds set forth above, in respect of Company securities or any successor securities, then upon such receipt all Performance Shares (or assets or rights held in respect thereof) that would have become Vested Shares upon attainment of trading prices at or below such value threshold or thresholds as provided above shall thereupon become Vested Shares, and all consideration payable in respect of such Performance Shares shall be paid to Grantee or Grantee's beneficiaries or estate (in the event Grantee was employed by the Company upon the occurrence of such Change In Control.

(c)           Definition of Change In Control.  For purposes of this Agreement “Change In Control” shall mean the first date on which any of the following events occur: (A) any “person” (as such term is used in Sections 3(a)(9) and 13(d) of the Act (the “Act”)) or “group” (as such term is used in Section 14(d)(d) of the Act) (other than ZAM Holdings, L.P., LJCB Nominees Pty Ltd., Charles G. Phillips, or any entity related to any such party) is or becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under the Act of more than 50% of the Voting Stock (as defined below); (B) the merger or consolidation of the Company with one or more corporations or other entity as a result of which the holders of outstanding Voting Stock of the Company immediately prior to such a merger or consolidation hold less than a majority of the Voting Stock of the surviving or resulting corporation or any direct or indirect parent corporation or entity of such surviving or resulting entity; (C) the sale or transfer of all or substantially all of the property of the Company other than to an entity of which the Company owns at last 50% of the Voting Stock; (D) during any period of twenty-four (24) consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or through the operation of this proviso; or (E)  a liquidation or dissolution of the Company.  A Change in Control shall not include any acquisition in which Grantee is the acquirer or a member of the acquiring group or an officer or owner of the acquiring entity.  For purposes of this Change in Control definition, “Voting Stock” shall mean securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the directors of a corporation, whether of the Company or any successor entity thereto, as the context requires.

Under no circumstances, and in no event, shall any capital infusion effectuated by the Company, duly authorized by its Board of Directors (including without limitation transactions in the public or private equity markets) constitute a “Change In Control” within the meaning of this Agreement regardless whether thereafter any of the events identified in (A), (B), (C) or (D) occurs as a result of such capital infusion.

5.           Leave of Absence.  If Grantee is on an approved leave of absence from the Company, or a recipient of Company-sponsored disability benefits, Grantee will continue to be considered as employed for purposes of this Agreement.  If Grantee does not return to active employment upon the expiration of such leave of absence or the expiration of Grantee’s

Company-sponsored disability benefits, Grantee will be considered to have voluntarily terminated Grantee’s employment.  Notwithstanding anything to the contrary herein, the Company reserves the right to determine which leaves of absence will be considered as continuing employment and when Grantee’s employment terminates for all purposes under this Agreement.

6.           Forfeiture of Restricted Stock.  Unless otherwise provided in this Agreement, and except as the Compensation Committee of the Board of Directors of the Company may determine on a case-by-case basis, any Shares of Restricted Stock that have not previously or in connection with such event become fully vested and non-forfeitable shall be forfeited if Grantee ceases to be continuously employed by the Company at any time prior to the respective vesting dates. In the event of such forfeiture, the certificate(s) representing the forfeited unvested Shares of Restricted Stock so forfeited shall be cancelled.

7.           Legends.  All certificates representing the Restricted Stock shall have endorsed thereon the following legends and any other legends as reasonably determined by the Company:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER STATE OR U. S. FEDERAL SECURITY LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE DISTRIBUTED OR TRANSFERRED, NOR MAY THESE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THESE SECURITIES ARE SUBJECT TO THE TERMS AND CONDITIONS OF A RESTRICTED STOCK AWARD AGREEMENT DATED AS OF March 18, 2014, BETWEEN THE SECURITY HOLDER AND THE COMPANY.

8.           Investment Representations.  Grantee hereby acknowledges and agrees that the Shares have not been registered under the Act or any state securities laws, in reliance on Grantee's representation, hereby confirmed by Grantee, that Grantee is acquiring the Shares for investment and not with any view towards sale or distribution thereof.  Grantee further acknowledges that any resale of the Shares is subject to compliance with the registration requirements of the Act or with any applicable exemption from such registration requirements.

9.           Company Representations. The Company hereby represents and warrants to the Grantee as follows:

(a)           The Company has taken all requisite action to enable the Grantee to claim exemption for the purchase of the Shares as a purchase pursuant to Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

(b)           The Company is duly organized, validly existing and in good standing in the State of Delaware.

(c)           The Company has full corporate power and authority to enter into this Agreement and to issue the shares to the Grantee, and this Agreement has been duly executed and delivered by a duly authorized representative of the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(d)           The execution and delivery of this Agreement and all agreements, documents and instruments executed and delivered by the Company pursuant hereto or in connection with this Agreement, and the performance of the transactions contemplated by this Agreement and such other agreements, documents and instruments, do not and will not: (i) violate or result in a violation of, conflict with or constitute or result in a violation of or default (whether after the giving of notice, lapse of time or both) or loss of benefit under any provision of the Company’s certificate of incorporation or by-laws; (ii) violate, conflict with or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order, judgment, decree or ruling of, or any restriction or injunction imposed by, any court, government or governmental agency to which the Company is subject; or (iii) violate or result in a violation of, or conflict with or constitute or result in a violation of or default (whether after the giving of notice,, lapse of time or both) under, accelerate any obligation under, or give rise to a right of termination of, any material contract, agreement, permit, license, authorization or other obligation or arrangement to which the Company is a party or by which the Company or its assets are bound.

(e)           There is not pending, or to the best of the Company’s knowledge, threatened, any claim, demand, action, suit, investigation or proceeding (including any action by or in the right of the Company), by or before any court, arbitrator, mediator, governmental body or agency or self-regulatory organization against the Company that questions the validity of this Agreement or the right of the Company to enter into this Agreement.

10.           Dividend, Voting and Other Rights.  Except as otherwise provided in this Agreement, Grantee shall have all of the rights of a shareholder with respect to the Restricted Stock, including the right to vote such Shares and receive any dividends that may be paid thereon; provided, however, that any additional Shares of common stock that Grantee may become entitled to receive pursuant to a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, separation or reorganization or any other change in the capital structure of the Company shall be subject to the same restrictions as the Shares of Restricted Stock.  In the event of forfeiture of the Restricted Stock, Grantee shall have no further rights with respect to such Shares.  With respect to all Unvested Shares of Performance Shares, upon the request of the Company, Grantee shall grant a proxy to vote all such Unvested Shares to the Board of Directors of the Company until such time as they become Vested Shares.

11.           Retention of Stock Certificate(s).  During Grantee's employment, the certificate(s) (electronic or physical copy) representing the Shares shall be held in custody by the Secretary of the Company or the Secretary’s designee, including the Company’s transfer agent or third-party plan administrator or, at the request of Grantee, the physical certificate(s) representing the Shares shall be delivered to Grantee or Grantee's designee.

12.           No Employment Contract.  Nothing contained in this Agreement shall confer upon Grantee any right with respect to continuance of employment by the Company or limit or affect in any manner the right of the Company to terminate the employment or adjust the compensation of Grantee.

13.           Taxes and Withholding.  The Company shall have the right to deduct from any payments of any kind otherwise due Grantee from the Company an amount equal to any federal, state, local or foreign taxes required by law to be withheld with respect to the issuance or vesting of any Shares pursuant to this Agreement.  To the extent that the amounts payable to Grantee are insufficient for such withholding, it shall be a condition to the issuance or vesting of the Shares, as the case may be, that Grantee shall pay such taxes or make provisions that are satisfactory to the Company, for the payment thereof.

14.            Code Section 83(b) Election.  Under Section 83(a) of the Code, the Fair Market Value of the Shares on the date the restrictions lapse and such shares become fully vested and non-forfeitable will be reportable as ordinary income at that time.  Grantee may elect to be taxed at the time the Shares are awarded to Grantee, rather than when the restrictions lapse and the shares become fully vested and non-forfeitable, by filing an election under Section 83(b) of the Code with the Internal Revenue Service (“IRS”) within thirty (30) days after the Date of Award (the “Section 83(b) Election”).  Grantee must provide to the Company a copy of the form timely filed with the IRS if Grantee makes the Section 83(b) Election, or Grantee may provide such notice to the Company using the sample form attached as Exhibit A hereto.  Failure to timely make the IRS filing for the Section 83(b) Election within the thirty (30) day period immediately following the Date of Award will result in the recognition or ordinary income by Grantee (in the event that the Fair Market Value of the Shares increases after the Date of the Award) as the restrictions lapse and such Shares become fully vested and non-forfeitable.

GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION NOTICE WITH THE IRS UNDER CODE SECTION 83(b) IF GRANTEE ELECTS TO MAKE THE SECTION 83(b) ELECTION.  Grantee acknowledges that Grantee is relying solely on advice from Grantee's own advisors with respect to the decision as to whether or not to file a Section 83(b) Election and not on the advice of the Company.  At the same time that Grantee makes the Section 83(b) Election, Grantee must deliver to the Company the full amount of the withholding tax on the Shares for which the Section 83(b) Election is made.  The Company recommends that Grantee talk to an accountant or tax advisor prior to making a Section 83(b) Election is made to make sure Grantee timely complies with the filing deadlines and fully understands the tax and other implications to Grantee with respect to such election.

15.           Compliance with Law.  The Company shall make reasonable efforts to comply with all applicable federal and state securities laws.  Notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Shares or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such law.

16.           Change and Modifications.  This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver be of any of its terms be effective.  Notwithstanding anything to the contrary contained herein, this Agreement may be amended, modified or changed to the extent (and only to such extent) any of its terms violate any applicable laws, rules or regulations, as determined by the Company’s outside securities counsel and communicated to Grantee.

17.           Severability.  In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions shall continue to be valid and fully enforceable.

18.           Conflicts Determined by Compensation Committee.  The Compensation Committee and the Board, as constituted from time to time, shall, except as expressly provided otherwise in this Agreement, have the right to determine any questions that arise in connection with this Agreement.

19.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

20.           Waiver.  The failure of the Company to enforce at any time any provision of this Agreement shall in no way be construed a waiver of such provision or any other provision hereof.

21.           Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law provisions.

22.           Unregistered Shares; Registration of Shares.  Grantee acknowledges that the Shares have not been registered for issuance and resale.  The Company agrees to file a Form S-8 or successor form thereto, including a resale prospectus covering the Shares and sales by Grantee and his beneficiaries, and to maintain such Form S-8 Registration Statement and the prospectuses included therein in effect for so long as the Company’s (or its successor’s) shares are publicly traded and the Grantee or his beneficiaries hold any Shares, provided that the Shares are eligible for registration pursuant to a Form S-8 or successor form thereto, and provided further that the Company is eligible to file a Form S-8 or successor form thereto.

23.           Insider Trading Policy.  The Company's Securities Trading Policy currently in effect is attached hereto as Exhibit B, as the same may be amended, modified and replaced from time to time in the business judgment of the Company.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Company and Grantee as of the date and year first above written.

COMPANY:

COSI, INC., a Delaware corporation

By:	/s/ Stephen Edwards
Name: Stephen Edwards
Title: President and CEO

The undersigned Grantee hereby (i) accepts the right to receive the shares of Restricted Stock or other securities covered hereby, subject to the terms and conditions of the Plan and the terms and conditions hereinabove set forth, and (ii) accepts, and agrees to, all of the terms and provisions of this Agreement and the Plan.

GRANTEE:

/s/
Name
Title

Robert J. Dourney
Print Name

TO BE PROVIDED IF REQUIRED
Social Security Number

Date:

Note:  Do not file a Section 83(b) Election unless you wish to pay withholding tax to COSÌ, Inc. at the same time on the full amount for which the election is made.  WE RECOMMEND YOU TALK TO YOUR ACCOUNTANT OR TAX ADVISOR BEFORE MAKING A SECTION 83(b) ELECTION.  YOU ARE NOT REQUIRED TO USE THIS FORM TO FILE AN 83(b) ELECTION.

EXHIBIT A
ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below and supplies the following information in accordance with the regulations promulgated thereunder:

1.           The name, address and social security number of the undersigned:
__________________________________________________________________
__________________________________________________________________
Social Security No.:  __________________________

2.           Description of property with respect to which the election is being made:
____________________ shares of common stock of Cosi, Inc.

3.           The date on which the property was transferred is ___________________, 20___.

4.           The taxable year to which this election relates is calendar year 20___.

5.           Nature of restrictions to which the property is subject:

The shares of stock are subject to the provisions of a Restricted Stock Award Agreement (the “Agreement”) between the undersigned and Cosi, Inc.  The shares of stock are subject to forfeiture under the terms of the Agreement.

6.	The fair market value of the property at the time of transfer (determined without regard to any lapse restriction) was $______________ per share, for a total of $__________________________.

7.           The amount paid by taxpayer for the property was $0.

8.           A copy of this statement has been furnished to Cosi, Inc.

Dated:  _________________, 20___.                                                                           ___________________________________
Taxpayer’s Name
Note:  A valid Section 83(b) Election must be filed with the IRS within 30 days of the Date of Award.  Additionally, you must pay to Cosi, Inc. at the same time withholding tax on the full amount for which the 83(b) Election is being made.  If you wish to file the Section 83(b) Election, timely file the election with the IRS and provide a signed copy of form used for such filing for timely receipt to Cosi, Inc., 1751 Lake Cook Road, Suite 600, Deerfield, Illinois 60015, Attention:  Controller, Fax: (847) 580-4985, Tel: (847) 597-8816; Email:  gdimitrov@getcosi.com.

EXHIBIT B

COSI, INC. Securities Trading Policy

See attached.